UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2005

FNB FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number : 0-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant’s telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 8.01.   OTHER EVENTS

On September 16, 2005, FNB Financial Services Corporation (the “Company”), the parent company of FNB Southeast (the “Bank”), announced the status of FNB’s continuing investigation of improper loans and other transactions and activities in violation of certain policies and procedures of the Bank undertaken by a former loan officer in the Bank’s Harrisonburg Region as well as actions taken by the Bank during the third quarter 2005 in response to that continuing investigation. A copy of the Company’s press release making this announcement is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01(c):   Exhibits

         Exhibit 99.1 Press Release issued September 16, 2005

S  I  G  N  A  T  U  R  E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ MICHAEL W. SHELTON Michael W. Shelton Senior Vice President and Chief Financial Officer

Date:  September 16, 2005